UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 7, 2011

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Valley Stream Parkway Malvern, PA		19355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Employment Agreement with Adrian Adams.

On December 7, 2011, Auxilium Pharmaceuticals, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Adrian Adams pursuant to which Mr. Adams will serve as the Company’s Chief Executive Officer and President. The Employment Agreement, which is effective immediately, provides that Mr. Adams shall receive an initial annual base salary of $650,000, which will be reviewed annually for appropriate increases by the Company’s board of directors (the “Board”) or by the Board’s Compensation Committee. In addition, Mr. Adams will be granted a non-qualified option to purchase 550,000 shares of the Company’s common stock at an exercise price per share equal to the last reported sale price of a share of the Company’s common stock on the NASDAQ Global Select Market on December 7, 2011. The option vests 25% on December 7, 2012 (one year after the date of grant) with the balance vesting in three equal annual installments thereafter. The option is subject to the terms of the Company’s 2004 Equity Compensation Plan, as amended and restated (the “Plan”), and the standard form of non-qualified stock option agreement used by the Company for its senior level executives.

Within 90 days of December 7, 2011, Mr. Adams will also be granted a performance stock award representing the right to receive a target of 53,700 shares of the Company’s common stock upon the achievement of certain performance goals to be set by the Compensation Committee of the Board. The actual number of shares of the Company’s common stock earned may be greater or less than the target, based on the achievement of the performance goals. Upon achievement of a threshold performance goal to be determined by the Compensation Committee of the Board, and subject to Mr. Adams remaining employed through the date the performance goals are achieved, the shares of the Company’s common stock subject to the performance stock award shall vest 33% on the date the threshold performance goal is achieved, 33% on the first anniversary of the date the threshold performance goal is achieved, and 34% on the second anniversary of the date the threshold performance goal is achieved. The performance share award will be subject to the terms of the Plan, as amended and restated, and the standard form of performance share award agreement used by the Company for its senior level executives.

The Employment Agreement provides that Mr. Adams will be entitled to participate in incentive compensation plans that the Company establishes. Mr. Adams’ annual bonus eligibility will be a target of 100% of his base salary, subject to achievement of goals to be mutually agreed upon by Mr. Adams and the Board or the Compensation Committee of the Board, with a potential payout from 0 to 200% of the target amount depending upon achievement of the mutually agreed upon goals. Mr. Adams is also eligible for benefits and participation in the Company’s employee benefit plans available to the Company’s senior level executives or to its employees generally. Participation in employee benefits plans will be subject to the terms of the benefit plans in effect from time to time.

The Employment Agreement may be terminated by the Company at any time for cause or upon 30 days written notice without cause. If, prior to a change of control of the Company, the Company terminates Mr. Adams’ employment without cause, Mr. Adams resigns for good reason or the Company chooses not to renew the term of the Employment Agreement, the Company will be obligated to pay Mr. Adams severance in an amount equal to (a) 1.5 times Mr. Adams’ base salary in effect at the time of his termination, plus (b) 1.5 times the greater of (i) his average annual bonus for the two fiscal years preceding his termination (provided that, if such termination occurs prior to the payment of Mr. Adams’ annual bonus for 2012, such amount shall be deemed to be the target annual bonus for the year of termination) and (ii) his most recent annual bonus. The severance amount shall be paid in equal monthly installments over the 18-month period following his termination. The Company would also be obligated to cover the COBRA reimbursement costs for Mr. Adams’ and, where applicable, his spouse’s and dependents’ continued participation in the Company’s group health plan during the 18-month period following his termination (less any amount Mr. Adams would be required to contribute if he were an active employee). Additionally, all outstanding stock options held by Mr. Adams on the date of his termination that would have become exercisable during the 18-month period following his termination will become fully exercisable on the date of such termination and all outstanding stock awards (including restricted stock units), the restrictions on which would have lapsed during the 18-month period following Mr. Adams’ termination, will become fully vested and exercisable as of the date of such termination (provided that, if any stock award is subject to any performance-based restrictions, such restrictions shall be deemed satisfied only if they have been achieved as of the date of termination or as provided in the Plan or the applicable stock award agreement if more favorable terms as to performance satisfaction are provided therein).

Notwithstanding the foregoing, if a change of control occurs during the employment term and Mr. Adams’ employment is terminated without cause or he resigns for good reason, or if the Company fails to renew the term of the Employment Agreement as then in effect, during the one-year period following the change of control, Mr. Adams will be entitled to the following change of control severance benefits:

•

a lump sum payment equal to 2.5 times his base salary in effect at the time his employment is terminated plus 2.5 times the greater of (i) his average annual bonus for the two fiscal years preceding his termination (provided that, if such termination occurs prior to the payment of Mr. Adams’ annual bonus for 2012, such amount shall be deemed to be the target annual bonus for the year of termination) and (ii) his most recent annual bonus;

•

COBRA reimbursement costs during the 18-month period after his employment is terminated (upon the same terms as a termination prior to a change of control), and for the following 12-month period thereafter, if Mr. Adams were to secure an individual health policy for himself (and, where applicable, his spouse and dependents), reimbursement of the monthly cost of such coverage; and

•

immediate vesting of all outstanding options and stock awards (including restricted stock units and provided that, if any stock award is subject to any performance-based restrictions, such restrictions shall be deemed satisfied only if they have been achieved as of the date of termination or as provided in the Plan or the applicable stock award agreement if more favorable terms as to performance satisfaction are provided therein).

Additionally, if the Company terminates Mr. Adams’ employment without cause, Mr. Adams resigns for good reason or the Company chooses not to renew the term of the Employment Agreement, in each case within three months prior to a change of control and in contemplation of a change of control, Mr. Adams will be entitled to additional benefits structured to provide him the same benefits he would have been entitled to upon a termination following a change of control.

In addition to the foregoing, the Employment Agreement also provides that, upon a termination of Mr. Adams’ employment (including by death or disability but excluding voluntary resignation and termination for cause), Mr. Adams will be entitled to receive the following accrued benefits:

•

any annual bonus earned but unpaid with respect to the fiscal year ending on or preceding the date of termination, payable at the time such bonuses would have been paid if he was still employed with the Company;

•	reimbursement for any unreimbursed business expenses incurred through the date of termination within 30 days following termination;

•	any accrued but unused vacation time in accordance with Company policy;

•

a pro-rata portion of his annual bonus for the year in which his termination occurs based on actual results for such year and based on the number of days he was employed with the Company for such year, to be paid at the time such bonuses would have been paid if he was still employed with the Company in accordance with the Company’s bonus plan; and

•

all other payments, benefits or fringe benefits to which he is entitled under the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant or the Employment Agreement.

Upon a termination of Mr. Adams’ employment, Mr. Adams has agreed to resign all positions at the Company, including as an officer and as a member of the Board and any committees thereof, or the board of directors or committees of any subsidiaries of the Company.

If payments become due as a result of a change of control and the excise tax imposed by Internal Revenue Code (the “Code”) Section 4999 applies, the terms of the Employment Agreement provide that the total payments to be made to Mr. Adams will be reduced to the extent, and only to the extent, necessary to assure that their aggregate present value, as determined in accordance the applicable provisions of Section 280G of the Code and the regulations thereunder, does not exceed the greater of (i) the amount that could be received by Mr. Adams without the imposition of an excise tax under Section 4999 of Code and (ii) the greatest after-tax amount payable to Mr. Adams after taking into account any excise tax imposed under section 4999 of the Code on such total payments.

Additionally, the Employment Agreement includes non-competition, confidentiality, development assignment and non-solicitation covenants. For a period of one year after termination of Mr. Adams’ employment for any reason, he may not directly or indirectly engage in any business or other activity in the U.S. and Canada that competes with the Company in the sale of pharmaceutical or other products being manufactured, marketed, distributed or developed by the Company while Mr. Adams is employed by the Company. The Employment Agreement also provides that Mr. Adams must disclose and assign all developments discovered in connection with his employment, and that for the one-year period after termination of his employment for any reason, he may not solicit the Company’s customers with respect to products then sold or under development by the Company, encourage any customer to cease doing business with the Company, or, except in the good faith performance of his duties to the Company while employed during the term of the Employment Agreement, solicit or recruit the Company’s employees.

The foregoing is a summary description of certain terms of the Employment Agreement and, by its nature, is incomplete. The Company will file the Employment Agreement as an exhibit to its Annual Report on Form 10-K for the fiscal year ending on December 31, 2011. All readers are encouraged to read the Employment Agreement when it is filed. The Company’s filings may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “For Investors – SEC Filings.”

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(b) Effective as of December 7, 2011, Armando Anido resigned as Chief Executive Officer and President of the Company. Also effective as of December 7, 2011, Mr. Anido resigned as a member of the Board. To the knowledge of the executive officers of Company, Mr. Anido’s resignation as a director was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) Effective as of December 7, 2011, the Board appointed Adrian Adams as Chief Executive Officer and President of the Company, to serve at the pleasure of the Board. Mr. Adams, 60, has more than 30 years of experience in the pharmaceutical industry. From September 2011 to November 2011, Mr. Adams served as Chairman of the Board of Directors and Chief Executive Officer of Neurologix, Inc., a biotechnology company engaged in the development of gene therapies for disorders of the brain and central nervous system. From February 2010 to May 2011, he served as President and Chief Executive Officer, and as a director, of Inspire Pharmaceuticals, Inc., where he oversaw the commercialization and development of prescription pharmaceutical products and led the company through a strategic acquisition by Merck & Co. Beginning in March 2007, Mr. Adams served as Sepracor Inc.’s Chief Operating Officer and then as its President and Chief Executive Officer until Sepracor’s acquisition by Dainippon Sumitomo Pharma Co., Ltd in February 2010. He also served as a director of Sepracor from May 2007 until February 2010. Prior to joining Sepracor, Mr. Adams was President and Chief Executive Officer of Kos Pharmaceuticals, Inc. from January 2002 until December 2006, at which time the company was acquired by Abbott Laboratories; Mr. Adams served as President and Chief Operating Officer of Kos Pharmaceuticals from June 2001 to January 2002. During his time at Kos Pharmaceuticals, Mr. Adams also served as a director of the company. Mr. Adams has also held general management and senior marketing positions at Novartis, SmithKline Beecham and ICI (now part of AstraZeneca). Mr. Adams currently serves as a director of Amylin Pharmaceuticals, Inc. and previously served as a director of Neurocrine Biosciences, Inc. Mr. Adams graduated with the Royal Institute of Chemistry from Salford University in the United Kingdom. The Company believes that, with his extensive and diverse experience in the pharmaceutical industry, Mr. Adams will bring additional and valuable operational and commercial expertise to the Board and the Company.

The information disclosed under Item 1.01 above is incorporated by reference herein.

(d) Effective as of December 7, 2011, the Board appointed Adrian Adams as a member of the Board. The information disclosed under Item 1.01 above is incorporated by reference herein.

(e) The information disclosed under Item 1.01 above is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On December 8, 2011, the Company issued a press release announcing:

•	the departure of Mr. Anido as Chief Executive Officer and President, and as a director, of the Company and

•	the appointment of Mr. Adams as Chief Executive Officer and President, and as a director, of the Company.

The full text of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated December 8, 2011, issued by Auxilium Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: December 8, 2011	By:	/s/ Jennifer Evans Stacey
Jennifer Evans Stacey, Esq.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 8, 2011, issued by Auxilium Pharmaceuticals, Inc.